Exhibit 21.1

LIST OF SUBSIDIARIES
Jurisdiction of
	Name of Subsidiary	Organization
1.	BLUELINX CORPORATION	Georgia

2.	BLUELINX FLORIDA LP	Florida

3.	BLUELINX FLORIDA HOLDING NO. 1 INC.	Georgia

4.	BLUELINX FLORIDA HOLDING NO. 2 INC.	Georgia

5.	BLUELINX BUILDING PRODUCTS CANADA LTD.	British Columbia, Canada

6.	BLX REAL ESTATE LLC	Delaware

7.	ABP AL (MIDFIELD) LLC	Delaware

8.	ABP CO II (DENVER) LLC	Delaware

9.	ABP FL (LAKE CITY) LLC	Delaware

10.	ABP FL (MIAMI) LLC	Delaware

11.	ABP FL (PENSACOLA) LLC	Delaware

12.	ABP FL (TAMPA) LLC	Delaware

13.	ABP FL (YULEE) LLC	Delaware

14.	ABP GA (LAWRENCEVILLE) LLC	Delaware

15.	ABP IA (DES MOINES) LLC	Delaware

16.	ABP IL (UNIVERSITY PARK) LLC	Delaware

17.	ABP IN (ELKHART) LLC	Delaware

18.	ABP KY (INDEPENDENCE) LLC	Delaware

19.	ABP LA (NEW ORLEANS) LLC	Delaware

20.	ABP MA (BELLINGHAM) LLC	Delaware

21.	ABP MD (BALTIMORE) LLC	Delaware

22.	ABP ME (PORTLAND) LLC	Delaware

23.	ABP MI (DETROIT) LLC	Delaware

24.	ABP MI (GRAND RAPIDS) LLC	Delaware

25.	ABP MN (MAPLE GROVE) LLC	Delaware

26.	ABP MO (BRIDGETON) LLC	Delaware

27.	ABP MO (KANSAS CITY) LLC	Delaware

28.	ABP MO (SPRINGFIELD) LLC	Delaware

29.	ABP NC (BUTNER) LLC	Delaware

30.	ABP NC (CHARLOTTE) LLC	Delaware

31.	ABP NJ (DENVILLE) LLC	Delaware

32.	ABP NY (YAPHANK) LLC	Delaware

33.	ABP OH (TALLMADGE) LLC	Delaware

34.	ABP OK (TULSA) LLC	Delaware

35.	ABP PA (ALLENTOWN) LLC	Delaware

36.	ABP PA (STANTON) LLC	Delaware

37.	ABP SC (CHARLESTON) LLC	Delaware

38.	ABP TN (ERWIN) LLC	Delaware

39.	ABP TN (MEMPHIS) LLC	Delaware

40.	ABP TN (MADISON) LLC	Delaware

41.	ABP TX (EL PASO) LLC	Delaware

42.	ABP TX (FORT WORTH) LLC	Delaware

43.	ABP TX (HOUSTON) LLC	Delaware

44.	ABP TX (LUBBOCK) LLC	Delaware

45.	ABP TX (SAN ANTONIO) LLC	Delaware

46.	ABP VA (RICHMOND) LLC	Delaware

47.	ABP VA (VIRGINIA BEACH) LLC	Delaware

48.	ABP VT (SHELBURNE) LLC	Delaware

49.	ABP WI (WAUSAU) LLC	Delaware

50.	ELKHART IMH LLC	Georgia

51.	INDUSTRIAL REDEVELOPMENT FUND LLC	Georgia